Exhibit 5.1

To:

Auris Medical Holding AG

Bahnhofstrasse 21

6300 Zug

Switzerland

Zurich, August 18, 2014	Dr Ansgar Schott | Partner aschott@froriep.ch

Auris Medical Holding AG – Registration Statement on Form F-1 / Exercised Optional Shares

Ladies and Gentlemen:

We have acted as Swiss counsel to Auris Medical Holding AG (the “Company”) in connection with the filing of a registration statement on Form F-1 filed on June 27, 2014 (Registration No. 333-197105), including the prospectus set forth therein (the “First Registration Statement”), as amended by the amendment No. 1 to the First Registration Statement filed on July 21, 2014 (the “Amendment No. 1”), and amendment No. 2 to the First Registration Statement filed on August 5, 2014 (the “Amendment No. 2”, and the First Registration Statement, as amended by the Amendment No. 1 and the Amendment No. 2, the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”) 9,400,000 common shares of CHF 0.40 par value each of the Company (the “Firm Shares”), 713,235 additional shares with a nominal value of CHF 0.40 each (the “Exercised Optional Shares” and together with the Firm Shares, the “Shares”), and any additional shares with a nominal value of CHF 0.40 each, if and to the extent such option is exercised, to be sold to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters. As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have only examined the following documents (the “Documents”):

(i)	a pdf copy of the First Registration Statement;

(ii)	a pdf copy of the Amendment No. 1;

(iii)	a pdf copy of the Amendment No. 2;

(iv)	a pdf copy of each of (a) the original certified articles of incorporation of the Company in their version of August 7, 2014 (the “Former Articles”); and (b) the original certified articles of incorporation of the Company in their version of August 18, 2014 (the “Amended Articles”, and together with the Former Articles, the “Articles”);

(v)	a pdf copy of the original of the internal regulations (Organisationsreglement) of the Company in their version of July 4, 2014 (the “Organizational Regulations”);

(vi)	an original certified excerpt of (a) the Commercial Register of the Canton of Zug dated August 8, 2014 relating to the Company (the “Former Excerpt”); and (b) the Commercial Register of the Canton of Zug dated August 18, 2014 relating to the Company regarding the registration in the daily registry (the “Daily Registry Excerpt”, and together with the Former Excerpt, the “Excerpts”);

(vii)	a pdf copy of the notarized shareholders resolution passed at the extraordinary general meeting of shareholders of the Company held on July 14, 2014 regarding, among others, (a) the authorization (the “Authorization”) granted to the board of directors to increase the share capital up to CHF 3,600,000 divided into 9,000,000 shares of a nominal value of CHF 0.40 each, subject to the execution by August 30, 2014 of the authorized increase of the share capital up to CHF 3,760,000 divided into 9,400,000 shares of a nominal value of CHF 0.40 each (the “Condition”) and (b) the adoption of the Articles subject to the condition that the Authorization is exercised by the board of directors of the Company (the “Shareholders Resolution”);

(viii)	a pdf copy of the notarized resolutions of the board of directors of the Company regarding the fulfilment of the Condition, dated August 7, 2014 (the “Confirming Board Resolution”);

(v)	a pdf of the resolution of the Company’s pricing committee dated August 5, 2014 approving the pricing terms and conditions (the “Pricing Committee Resolution”);

(vi)	a pdf copy of a circular resolution of the Company’s board of directors dated June 26, 2014 approving, among others, the execution of the underwriting agreement, such underwriting agreement to reflect the pricing terms and conditions as approved by the pricing committee, the listing of the shares of the Company on the NASDAQ, the offering and sale of the Shares as contemplated in the underwriting agreement (the “Listing Board Resolution”);

(vii)	a pdf copy of the report of the board of directors of the Company regarding the increase of the Company’s share capital by the amount of CHF 285,294 divided into 713,235 shares of a nominal value of CHF 0.40 each (the “Capital Increase”) (Kapitalerhöhungsbericht), dated August 18, 2014 (the “Board Report”);

(viii)	a pdf copy of the notarized resolutions of the board of directors of the Company regarding the execution of the Capital Increase based on the Authorization and the relevant adoption of the Amended Articles (Feststellungsbeschluss) as well as the statement on the execution of the Capital Increase and the entry into force of the Amended Articles, dated August 18, 2014 (the “Capital Increase Board Resolution” and together with the Confirming Board Resolution and the Listing Board Resolution, the “Board Resolutions”);

(ix)	a pdf copy of certain declarations of the Company vis-à-vis the Commercial Register of the Canton of Zug (Lex Friedrich- und Stampa-Erklärungen), dated August 18, 2014 (the “Declarations”);

(x)	a pdf copy of the capital payment confirmation from UBS AG (Kapitaleinzahlungsbestätigung) regarding the transfer of CHF 285,294, to a blocked bank account, dated August 15, 2014 (the “Bank Confirmation”);

(xi)	pdf copies of the subscription forms (Zeichnungsscheine) (a) relating to the Firm Shares, dated August 6, 2014, July 25, 2014, July 23, 2014 and July 18, 2014 respectively, and signed on behalf of the relevant underwriter; and (b) relating to the Exercised Optional Shares, each dated August 14, 2014 and signed on behalf of the relevant underwriter (the “Subscription Forms”);

(xii)	a pdf copy of the audit confirmation by Deloitte AG on the Board Report (Prüfungsbestätigung), dated August 18, 2014 (the “Audit Confirmation”); and

(xiii)	a pdf copy of (a) the Company’s uncertificated securities book (Wertrechtebuch) dated August 8, 2014 confirming the creation of 28,241,275 uncertificated securities of the Company (the “Former Securities Book”); and (b) the Company’s uncertificated securities book dated August 18, 2014 (Wertrechtebuch) confirming the creation of 28,954,510 uncertificated securities of the Company (the “Amended Securities Book”, and together with the Former Securities Book, the “Securities Books”).

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein. In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Assumptions

In rendering the opinion below, we have assumed:

a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

c)	the Shareholders Resolution, the Board Resolutions and the Pricing Committee Resolution have been duly resolved in meetings duly convened and have not been rescinded or amended and are in full force and effect;

d)	the Board Report, the Declarations and the Audit Confirmation have not been rescinded or amended and are in full force and effect, and the Bank Confirmation is correct as of the date hereof;

e)	the First Registration Statement, the Amendment No. 1 and the Amendment No. 2 have been duly filed by the Company;

f)	the Articles, the Organizational Regulations, the Excerpts and the Securities Books are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles, the Organizational Regulations, the Excerpts or the Securities Books as of the date hereof (except for the changes made with regard to the Capital Increase and as reflected in the Amended Articles and the Daily Registry Excerpt respectively);

g)	with regard to the Daily Registry Excerpt, a corresponding registration will be made in the main registry of the Commercial Register of the Canton of Zug relating to the Company, and the entering into force of the Amended Articles and the Capital Increase will be published in the Swiss Official Gazette of Commerce;

h)	each Subscription Form is within the capacity and power of, and has been validly authorized and executed by and is binding on the relevant underwriter; and

i)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Shares have been validly issued, fully paid-in (up to their nominal amount) and are non-assessable.

4.	Qualifications

The above opinions are subject to the following qualifications:

a)	The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

b)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

c)	Notwithstanding the registration of the share capital with the Commercial Register of the Canton of Zug, the Shareholders Resolution underlying such share capital may be challenged by a dissenting shareholder in court within two months after the Shareholders Resolution. Should the court decide in the favor of the claimant, the court may annul the relevant resolution of the general meeting of the shareholders. As a consequence, any amendment made to the articles of incorporation of the company based on such a resolution may be void.

d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the Shares.

e)	When used in this opinion, the term “validly issued” means that the issuance of the Shares is valid between the Company and the underwriters as the initial subscribers of the Shares.

f)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

g)	Where we make any statement in this opinion with regard to the Documents, in particular, the Registration Statement, the Articles, the Excerpt and the Former Securities Book, any such statement is made as per the relevant date and subject to the Capital Increase.

h)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

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We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

FRORIEP

/s/ Ansgar Schott

Dr Ansgar Schott